                                                                       EXHIBIT 4










                          REGISTRATION RIGHTS AGREEMENT

                            dated as of June 27, 2001



                                      among



                            IMPAX LABORATORIES, INC.



                                       and



                           THE INVESTORS NAMED HEREIN



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                                TABLE OF CONTENTS


SECTION 1.DEFINITIONS........................................................1

1.1.  Defined Terms..........................................................1
1.2.  General Interpretive Principles........................................3

SECTION 2.REGISTRATION RIGHTS................................................3

2.1.  Shelf Registration.....................................................3

2.2.  Black-out Periods......................................................4

2.3.  Registration Procedures................................................5

2.4.  Underwritten Offerings.................................................9

2.5.  No Inconsistent Agreements; Additional Rights..........................9

2.6.  Registration Expenses..................................................9

2.7.  Indemnification.......................................................10

2.8.  Rules 144 and 144a....................................................13

SECTION 3.MISCELLANEOUS.....................................................13

3.1.  Term..................................................................13

3.2.  Injunctive Relief.....................................................13

3.3.  Attorneys' Fees.......................................................13

3.4.  Notices...............................................................14

3.5.  Successors, Assigns and Transferees...................................14

3.6.  Governing Law; Service of Process; Consent to Jurisdiction............15

3.7.  Headings..............................................................15

3.8.  Severability..........................................................15

3.9.  Amendment; Waiver.....................................................15

3.10. Counterparts..........................................................16



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                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 27, 2001 by and among IMPAX LABORATORIES, INC., a Delaware corporation (the "ISSUER") and the persons named on the signature pages hereto (the "INVESTORS").

                                    RECITALS

            WHEREAS, the Issuer and the Investors have entered into a stock purchase agreement, (the "STOCK PURCHASE AGREEMENT") pursuant to which the Investors have purchased shares of the common stock, par value $.01 per share of the Issuer; and

            WHEREAS, as an inducement to the Investors to enter into the Stock Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement;

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

            1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "ADVERSE DISCLOSURE" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Issuer after consultation with counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company's ability to effect a material acquisition, disposition or financing.

            "AGREEMENT" has the meaning set forth in the preamble hereto.

            "ISSUER" has the meaning set forth in the preamble and shall include the Issuer's successors by merger, acquisition, reorganization or otherwise.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

            "HOLDER" or "HOLDERS" means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.5.


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            "INVESTOR" has the meaning set forth in the preamble hereto.

            "LOSS" has the meaning set forth in Section 2.7(a).

            "NASD" means the National Association of Securities Dealers, Inc.

            "PERSON" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

            "PROSPECTUS" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

            "REGISTRABLE SECURITIES" means the securities of the Issuer issued to the Investors pursuant to the Stock Purchase Agreement, and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; PROVIDED, HOWEVER, that any of the foregoing securities shall cease to be "Registrable Securities" to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Issuer and (B) may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act. For purposes of this Agreement, a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined
(x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

            "REGISTRATION" means a registration of the Issuer's securities for sale to the public under a Registration Statement.

            "REGISTRATION STATEMENT" means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.


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            "SHELF REGISTRATION" means a registration effected pursuant to
Section 2.1.

            "SHELF REGISTRATION STATEMENT" means a Registration Statement of the Issuer filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act including, if a Form S-3 is not available for use, Form S-1) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

            "STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

            "UNDERWRITTEN OFFERING" means a registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

            1.2. GENERAL INTERPRETIVE PRINCIPLES. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including the schedules hereto), and references herein to Sections refer to Sections of this Agreement.

                         SECTION 2. REGISTRATION RIGHTS

            2.1.  SHELF REGISTRATION.

            (a) FILING. Subject to Section 2.1(c), the Issuer shall file with the SEC on or before the fiftieth day following the date hereof a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act, as soon as reasonably possible. If such Shelf Registration Statement is not declared effective by November 28, 2001, the Issuer shall pay to each Investor an amount equal to .0333% of the amount such Investor paid to acquire the Registrable Securities from the Issuer for each day in the period beginning on November 29, 2001 and ending on the date the Shelf Registration Statement is declared effective.

            (b) CONTINUED EFFECTIVENESS. Subject to Section 2.1(c), the Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders during the term of this Agreement. The Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

            (c) SUSPENSION OF REGISTRATION. If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Issuer to make an Adverse


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Disclosure, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement; PROVIDED, HOWEVER, that the Issuer shall not be permitted to do so (A) more than one time during any six month period, (B) for a period exceeding thirty days on any one occasion or (C) for a period exceeding sixty days in any 12 month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c). The Issuer represents that it has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.1(c).

            (d) UNDERWRITTEN OFFERING. If the holders of not less than a majority of the Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering and the Issuer, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The holders of a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Issuer, have the right to select the managing underwriter or underwriters for the offering.

            2.2.  BLACK-OUT PERIODS

            (a) BLACK-OUT PERIODS FOR HOLDERS. In the event of a registration by the Issuer exclusively for the benefit of the Issuer, the holders of Registrable Securities agree, if requested by the Issuer (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Issuer or the managing underwriter or underwriters. The Issuer may exercise this right against the Investors only if the Issuer exercises any similar rights it may have against any other person.

            (b) BLACK-OUT PERIOD FOR THE ISSUER AND OTHERS. (i) In the case of a registration of Registrable Securities pursuant to Section 2.1 involving the offering and sale of equity securities or securities convertible into or exchangeable for equity securities, the Issuer agrees, if requested by the holders of a majority of such Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an Underwritten Offering


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under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Issuer is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

            (ii) Subject to Section 2.5, if after the date hereof the Issuer grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, any agreement with respect thereto shall include such Person's agreement not to effect any public sale or distribution of such securities (other than securities purchased in a public offering), during any period referred to in this Section 2.2(b) except as part of any such registration if permitted.

            2.3.  REGISTRATION PROCEDURES.

            (a) In connection with the Issuer's registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

            (i) before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to one representative of the holders of each class of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

            (ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

            (iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or


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Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

            (iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

            (v) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

            (vi) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (vii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

            (vii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Issuer consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

            (ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of


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the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; PROVIDED that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

            (x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

            (xi) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

            (xii) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

            (xiii) in the case of an Underwritten Offering, obtain for delivery to the Issuer and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Issuer's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

            (xiv) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

            (xv) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;


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            (xvi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

            (xvii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Issuer's securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer's securities of such class are then quoted;

            (xviii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Issuer and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xix) into customary confidentiality agreements in a form reasonably acceptable to the Issuer);

            (xix) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

            (xx) promptly after the issuance of an earnings release or upon the request of any holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

            (b) The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement. The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

            (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.3(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv), or until


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such holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Issuer, such holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice.

            2.4.  UNDERWRITTEN OFFERINGS.

            (a) UNDERWRITING AGREEMENTS. If requested by the underwriters for any Underwritten Offering, the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.7. All of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such holder, such holders Registrable Securities, such holder's intended method of distribution and any other representations required by law.

            (b) PRICE AND UNDERWRITING DISCOUNTS. In the case of an Underwritten Offering, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities.

            (c) PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            2.5. NO INCONSISTENT AGREEMENTS; ADDITIONAL RIGHTS. The Issuer will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

            2.6. REGISTRATION EXPENSES. (a) The Issuer shall pay all of the expenses in connection with a registration under this Agreement of Registrable Securities, including, but not limited to (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing,


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messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system and (vii) all applicable rating agency fees with respect to any applicable Registrable Securities. In addition, in all cases the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer. In addition, the Issuer shall pay up to $35,000, if the Registrable Securities are registered on a Form S-3 or $100,000, if the Registrable Securities are registered on a Form S-1, the fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered, not to include any fees and expenses of any other advisers to the holders of the Registrable Securities being registered or brokerage fees and commissions incurred by holders of the Registrable Securities being registered.

            (b) The Issuer shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters other than pursuant to clause (ii) of paragraph (a) above.

            2.7.  INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE ISSUER. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, advisors and agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a "LOSS" and collectively "LOSSES"), arising out of or based upon
(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability Issuer may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Issuer will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons.

            (b) INDEMNIFICATION BY THE HOLDERS. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer specifically for inclusion in such Registration Statement. This indemnity shall be in addition to any liability such holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any indemnified party. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation. The Issuer shall be entitled to receive indemnities from, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Issuer.

            (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (PROVIDED, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; PROVIDED, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; PROVIDED, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

            (d) CONTRIBUTION. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.7 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.7, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this
Section 2.7(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.7(a) and 2.7(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

            2.8. RULES 144 AND 144A. The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                            SECTION 3. MISCELLANEOUS

            3.1. TERM. This Agreement shall terminate upon termination of the Stock Purchase Agreements and if the transactions contemplated by the Stock Purchase Agreements are completed, upon the earlier of (i) the second anniversary of (a) November 27, 2001 or, (b) if later, the effective date of the Shelf Registration Statement plus such additional number of days as the Investors are precluded from effecting any public sale or distribution of the Registrable Securities pursuant to Sections 2.1(c) and 2.2(a) or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale). The provisions of Section 2.7 and Section 2.8 shall survive any termination.

            3.2. INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            3.3. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            3.4. NOTICES. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

            (a)   if to the Issuer to:

      IMPAX LABORATORIES, INC.
      3735 Castor Avenue
      Philadelphia, PA, 19124

      Attention:        Barry R. Edwards, Co-Chief Executive
      Fax:             (215) 289-5932

      with copies to:

      Blank Rome Comisky & McCauley LLP
      One Logan Square
      Philadelphia, PA,  19103-6998

      Attention:  Sol B. Genauer, Esquire
      Fax:        (215) 569-5628

      (b) if to the Investors to the addresses set forth on Schedule 1 hereto, with copies to their attorneys, set forth on Schedule 1 hereto.

            Each holder, by written notice given to the Issuer in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; PROVIDED, HOWEVER, that notices of a change of address shall be effective only upon receipt.

            3.5. SUCCESSORS, ASSIGNS AND TRANSFEREES. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, PROVIDED that no such assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

            3.6.  GOVERNING LAW; SERVICE OF PROCESS; CONSENT TO JURISDICTION.
(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE.

            (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and
(iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            3.7. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            3.8. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

            3.9.  AMENDMENT; WAIVER.

            (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer, the holders of a majority of Registrable Securities of each class then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not such Registrable Securities shall have been marked accordingly.

            (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            3.10. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                        IMPAX LABORATORIES, INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:



                        BROOKSIDE CAPITAL PARTNERS FUND, L.P.


                              By:   Brookside Capital Investors, L.P., its
                                    general partner


                                    By:
                                       ---------------------------------
                                          Name:
                                          Title:


                        FLEMING US DISCOVERY FUND III, L.P.

                              By:   FLEMING US DISCOVERY PARTNERS, L.P.,
                                       its general partner

                                    By:  FLEMING US DISCOVERY, LLC, its
                                         general partner

                                         By: ___________________________________
                                               Name:
                                               Title:


                        EMING US DISCOVERY OFFSHORE FUND III, L.P.,

                              By:   FLEMING US DISCOVERY PARTNERS, L.P,
                                       its general partner

                                         By:  FLEMING US DISCOVERY, LLC, its
                                              general partner

                                         By: ___________________________________
                                               Name:
                                               Title:

                        DCF PARTNERS L.P.

                              By: ________________________
                                    Name:
                                    Title:


                        DCF LIFE SCIENCES FUND LIMITED

                              By: ________________________
                                    Name:
                                    Title:

                                   SCHEDULE 1



------------------------------------ -------------------------------------- ---------------------------------------
INVESTOR                             ADDRESS FOR NOTICES                    COPY TO:
------------------------------------ -------------------------------------- ---------------------------------------
Brookside Capital Partners Fund,     Brookside Capital Partners             Ropes & Gray
L.P.                                 Two Copley Place                       One International Place
                                     Boston, MA  02116                      Boston, MA  02110
                                     ATTN: Matthew McPherron                ATTN: Philip J. Smith, Esquire

                                     Tel. (617) 572-3988                    Tel. (617) 951-7744
                                     Fax (617) 572-3274                     Fax. (617) 951-7050
------------------------------------ -------------------------------------- ---------------------------------------
Fleming US Discovery Fund III, L.P.  Fleming US Discovery Fund III, L.P.    Morgan Lewis & Bockius LLP
                                     c/o J.P. Morgan Chase & Co.            101 Park Avenue
                                     1211 Avenue of the Americas            New York, NY  10178
                                     40th Floor                             ATTN: David Pollak, Esquire
                                     New York, NY 10036
                                     ATTN.: Robert L. Burr                  Tel. (212) 309-6058
                                                                            Fax. (212) 309-6273
                                     Tel. (212) 899-7171
                                     Fax. (212) 596-3979
------------------------------------ -------------------------------------- ---------------------------------------
Fleming U.S. Discovery Offshore      Fleming U.S. Discovery Offshore Fund   Morgan Lewis & Bockius LLP
Fund III, LP                         III, LP                                101 Park Avenue
                                     c/o J.P. Morgan Chase & Co.            New York, NY  10178
                                     1211 Avenue of the Americas            ATTN: David Pollak, Esquire
                                     40th Floor
                                     New York, NY  10036                    Tel. (212) 309-6058
                                     ATTN.: Robert L. Burr                  Fax. (212) 309-6273

                                     Tel. (212) 899-7171
                                     Fax. (212) 596-3979
------------------------------------ -------------------------------------- ---------------------------------------
DCF Partners L.P.                    20 Dayton Avenue                       Schulte Roth & Zabel LLP
                                     Greenwich, CT  06830                   919 Third Avenue
                                     ATTN.: Douglas C. Floren               New York, NY  10022
                                                                            ATTN.: Steven J. Spencer, Esquire
                                     Tel. (203) 618-1601
                                     Fax. (203) 618-1495                    Tel (212) 756-2327
                                                                            Fax (212) 593-5955
------------------------------------ -------------------------------------- ---------------------------------------
DCF Life Sciences Fund Limited       DCF Life Sciences Fund Limited         Schulte Roth & Zabel LLP
                                     c/o Optima Fund Management L.P.        919 Third Avenue
                                     1285 Avenue of the Americas            New York, NY  10022
                                     New York, NY  10019                    ATTN.: Steven J. Spencer, Esquire
                                     ATTN.: Geoffrey Lewis
                                                                            Tel (212) 756-2327
                                     Tel (212) 484-3040                     Fax (212) 593-5955
                                     Fax. (212) 484-3001
------------------------------------ -------------------------------------- ---------------------------------------